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                                                                    EXHIBIT 99.1
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                            CRESCENT BANKING COMPANY
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                                ENROLLMENT FORM

 [ ] Current Shareholder of Record. I am a shareholder of record and I wish to enroll in the Plan.

 [ ] New Shareholder. I wish to enroll in the Plan by making an initial cash investment. Enclosed is my check for $____________ ($500 minimum and $2,500 maximum), made payable to "Crescent Bank & Trust Company." I have also completed the Substitute Form W-9 below.

     I hereby appoint Crescent Bank & Trust Company as my agent to receive cash dividends that may hereafter become payable to me on all shares of common stock, par value $1.00 per share (the "Common Stock"), of Crescent Banking Company (the "Company") registered in my name(s), and authorize Crescent Bank & Trust Company to apply such dividends to the purchase of full shares and fractional interest in shares of the Company's Common Stock.

     I understand that the purchases will be made under the terms and conditions of the Company's Dividend Reinvestment and Stock Purchase Plan as described in the Prospectus, which I have received, carefully reviewed and understood, and that I may revoke this authorization at any time by notifying Crescent Bank & Trust Company, in writing, of my desire to terminate my participation.


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Please Print Name(s)                                    Signature(s)
(As Shown on Stock Certificate if
Currently a Shareholder)


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         Street Address                                 Signature(s)



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City         State           Zip Code     Date   Social Security or Tax I.D. No.


                              SUBSTITUTE FORM W-9

 Certification:  Under penalty of law, I certify that:

  1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me, which I will promptly forward to the Plan administrator); and

  2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholding.


Signature:                                    Date:
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         RETURN THIS ENROLLMENT FORM ONLY IF YOU WISH TO PARTICIPATE IN
               THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN.
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